UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

May 24, 2006

ECUITY, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-26709	98-0201259
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2001 Sixth Avenue, Suite 3302, Seattle WA	98121
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (425) 562-2900

800 Bellevue Way NE, Suite 600, Bellevue, WA 98004
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Effective May 23, 2006, Ecuity and Leon Caldwell mutually agreed to formally terminate his role as an advisor to the Company. Mr. Caldwell was a founder and the acting Compliance/Chief Financial Officer until December 2005, at which time he transitioned his responsibilities to Mr. King Cole, who accepted the role of interim Principal Accounting Officer. Mr. Caldwell agreed to continue on with the Company as a non-compensated advisor until the filing of the Company's March 31, 2006 10-QSB.

Mr. Cole has served as President of Ecuity for the last four and one half years. The previous year he served in various Management positions within the Company. Mr. Cole now serves the Company in the dual role of President and Interim Principal Accounting Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECUITY, INC.

Date: May 24, 2006	By:	/s/ King Cole

Name: King Cole Title: President/Principal Accounting Officer